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                                                                      EXHIBIT 11


                       CAREDATA.COM, INC. AND SUBSIDIARIES
                   STATEMENTS OF COMPUTATION OF PER SHARE LOSS
                    (in thousands, except per share amounts)

                                                                       THREE MONTHS              SIX MONTHS
                                                                      ENDED JUNE 30,            ENDED JUNE 30,
                                                                    1999         1998         1999         1998
                                                                  --------     --------     --------     ------

Net loss                                                          $ (1,929)    $ (7,055)    $ (1,244)    $(11,181)
                                                                  ========     ========     ========     ========

Weighted average number of common shares outstanding                 7,664        5,275        7,527        4,885
                                                                  ========     ========     ========     ========

Net loss per share of common stock - basic                        $  (0.25)    $  (1.34)    $  (0.17)    $  (2.29)
                                                                  ========     ========     ========     ========

Shares used in net loss per diluted share calculation:
    Weighted average number of common shares outstanding             7,664        5,275        7,527        4,885
    Dilutive stock options                                              --           --           --           --
                                                                  --------     --------     --------     --------
                                                                     7,664        5,275        7,527        4,885
                                                                  ========     ========     ========     ========

Net loss per share of common stock - diluted                      $  (0.25)    $  (1.34)    $  (0.17)    $  (2.29)
                                                                  ========     ========     ========     ========





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